Exhibit 10 (j)

                             THIRD AMENDMENT TO THE
               KNIGHT-RIDDER, INC. ANNUAL INCENTIVE DEFERRAL PLAN


            This Third Amendment to the Knight-Ridder, Inc. Annual Incentive Deferral Plan (the "Plan") is adopted by Knight-Ridder, Inc. (the "Employer") effective as provided herein.

            WHEREAS, the Employer adopted the Plan effective November 1, 1996 as an unfunded deferred compensation plan maintained primarily to provide deferred compensation for eligible Participants, all of whom are members of a select group of management or highly compensated employees of the Employer, and adopted two amendments thereto; and

            WHEREAS, the Plan provides that only employees who are eligible to participate in the Knight Ridder Annual Incentive Plan (MBO) may participate; and

            WHEREAS, the Employer desires to permit participation by designated employees in addition to those who are eligible to participate in the Annual Incentive (MBO) Plan ; and

            WHEREAS, Section 13 of the Plan permits amendment of the Plan by the Employer.

            NOW, THEREFORE, Section 2(s) of the Plan is amended to read as follows, effective October 1, 2001:

            (s) "Participant" means each Employee who (i) is eligible to participate in the Knight Ridder Annual Incentive (MBO) Plan or (ii) is designated by the Company from time to time, in its sole discretion, as eligible to participate and is a member of a select group of management or highly compensated Employees.

            KNIGHT-RIDDER, INC. has caused this Third Amendment to the Knight-Ridder, Inc. Annual Incentive Deferral Plan, to be executed effective as provided above.


                                        KNIGHT-RIDDER, INC.


                                        By:_____________________________________
                                        Its:____________________________________
                                        Date: __________________________________